UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2004

DOMINION RESOURCES BLACK WARRIOR TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-11335	75-6461716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Trust Division Royalty Trust Group Bank of America, N.A. 901 Main Street, 17th Floor Dallas, Texas		75202 (Zip Code)
(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (214) 209-2400

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements and Exhibits

     c.      Exhibits

99.1      Press Release dated February 19, 2004.

Item 12. Results Of Operations And Financial Condition.

     On February 19, 2004, the Registrant issued a press release announcing its quarterly cash distribution to unitholders of record on March 1, 2004, payable on March 10, 2004. The press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dominion Resources Black Warrior Trust

By: Bank of America, N.A., Trustee

	By:	/s/ Ron E. Hooper

Ron E. Hooper Senior Vice President

Date: February 24, 2004

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated February 19, 2004.